SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        October 17, 2001


                               MOTHERS WORK, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                         0-21196                  13-3045573
(State or Other Jurisdiction             (Commission            (I.R.S. Employer
    of Incorporation or                     file                 Identification
       Organization)                       number)                   Number)


456 North Fifth Street, Philadelphia, Pennsylvania                       19123
(Address of Principal Executive Offices)                              (Zip Code)


                                 (215) 873-2200
              (Registrant's telephone number, including area code)



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Item 2. Acquisition or Disposition of Assets.


On October 17, 2001, Mothers Work, Inc. (the "Company") completed its acquisition of eSpecialty Brands, LLC ("iMaternity") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated October 15, 2001, by and among the Company, iMaternity Acquisition Corp., a wholly-owned subsidiary of the Company ("Newco"), iMaternity and the holders of all of the outstanding equity interests of iMaternity (the "Sellers"). The Sellers consisted of Daniel
S. Kirsch, as Trustee of the Daniel S. Kirsch Trust dated October 8, 1986, James
R. Kirsch, William S. Kirsch, a corporation owned by James and William Kirsch, Centre Capital Investors, III, L.P. ("Centre Capital") and certain of its affiliates (together with Centre Capital, "Centre Partners"). Pursuant to the Merger Agreement, Newco merged with and into iMaternity with iMaternity surviving as a wholly-owned subsidiary of the Company.

Pursuant to the merger, all outstanding equity interests of iMaternity were converted into the right to receive, in the aggregate, 302,619 shares of the Company's Series C Cumulative Preferred Stock, par value $.01 per share, with a stated value of $19.5 million (the "Series C Preferred Shares"), and warrants to purchase 350,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $22.50 per share (the "Warrants"). The merger consideration was determined by arms-length negotiations between the Company and the Sellers.

The stated value of each Series C Preferred Share is $64.43746 and bears dividends at a rate of 8.625% per annum. Such dividends are cumulative and are compounded quarterly. Dividends accrue for the first year and are thereafter paid in part in cash with the balance accruing. Each Series C Preferred Share is entitled to one vote and votes together with the holders of the Common Stock as a single class. The holders of Series C Preferred Shares have the right to receive in a liquidation, dissolution or winding up of the Company, after payment to the holders of the outstanding shares of the Company's Series A Preferred Stock, par value $.01 per share, and before any payments to holders of junior stock, an amount per share equal to the stated value plus the greater of accrued dividends or the "participation amount." The "participation amount" is an amount equal to 10% of the increase in the market value per share of Common Stock for the period from the closing (using the average closing price per share of Common Stock for the five trading days before closing) until the date of liquidation, dissolution or winding up of the Company. Beginning on the earlier of October 18, 2006 or a "change of control" or other "fundamental transaction" of the Company (as such terms are defined in the Series C Cumulative Preferred Stock Certificate of Designation, filed with the Secretary of State of Delaware on October 17, 2001 (the "Certificate of Designation")), the holders of outstanding Series C Preferred Shares have the right to require the Company to purchase their shares for a purchase price per share equal to the stated value plus accrued dividends (the "Put Right"). If the Company defaults on its obligations under the Put Right, the holders of outstanding Series C Shares have the right to convert their Series C Preferred Shares into shares of Common Stock, on the terms described in the Certificate of Designation, provided, that, in no event shall the aggregate number of shares of Common Stock issued upon such conversion plus 350,000 (the number of shares of Common Stock underlying the Warrants) exceed an amount equal to 19.9% of the number of outstanding shares of Common Stock immediately before the merger. Beginning on April 18, 2004, the Company has the right to purchase (the "Call Right") the

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outstanding Series C Preferred Shares for a purchase price per share equal to stated value plus the greater of accrued dividends or the "participation amount" (described above).

Under the terms of the Merger Agreement, at any time after closing the Company has the right to make an offer to purchase all outstanding Series C Preferred Shares at a purchase price per share of stated value plus accrued dividends. If a majority of the holders of outstanding Series C Preferred Shares fail to accept such offer to purchase, then such holders forfeit their Warrants or, if any Warrant has been exercised and the underlying shares of Common Stock have been sold by any holder, then such holder forfeits accrued dividends on such holder's Series C Preferred Shares. Further, upon such failure to accept such an offer to purchase, all holders of outstanding Series C Preferred Shares forfeit certain protective provisions under the Merger Agreement, including prohibitions on issuing senior or parity stock, and redeeming junior securities.

The Warrants are exercisable until October 17, 2008. Beginning on October 17, 2004, the Company has the right to require the Warrant holders to exercise their Warrants if the last reported sales price of the Common Stock equals or exceeds $40.00 per share for at least 90 consecutive trading days. The holder of each Warrant has the right to require the Company to take all necessary action to enable such holder to sell such holder's shares of Common Stock issued upon exercise of the Warrant pursuant to Rule 144 of the Securities Act of 1933, as amended, or a registration statement on Form S-2 or S-3.

iMaternity operates 170 Dan Howard and Mothertime maternity clothing stores, some under the trade name iMaternity, and the online iMaternity store. The Company plans to operate the majority of the Dan Howard and Mothertime stores, and it plans to close the iMaternity headquarters, a computer-related office, manufacturing and warehousing facilities.

There were no material relationships between the Company and iMaternity or any Seller prior to the consummation of the merger. In accordance with the terms of the Merger Agreement, the Sellers, as a group, have the right to appoint one observer to the Company's board of directors. In addition, Centre Partners has the right to purchase up to 400,000 shares of Common Stock in open market transactions over the two year period following the merger, and to acquire shares of Common Stock pursuant to the exercise of its Warrants and the conversion of its Series Preferred C Shares, without being deemed an "Acquiring Person" under the terms of the Company's Amended and Restated Rights Agreement, dated March 17, 1997, as amended (the "Rights Agreement"), between the Company and StockTrans, Inc., as rights agent. On October 24, 2001, the Company amended the Rights Agreement to provide Centre Partners with the foregoing exemption. On October 25, 2001, the Company filed said amendment on a report on Form 8-K.

Pursuant to the Merger Agreement, the Company entered into a Consulting and Noncompetition Agreement, dated October 17, 2001 (the "Consulting Agreement"), with James R. Kirsch, the former chief executive officer of iMaternity. Under the terms of the five-year Consulting Agreement, Mr. Kirsch shall receive annual compensation of $200,000 in consideration for his services to the Company, relating primarily to integrating iMaternity into the Company, and for certain covenants contained therein.

The foregoing descriptions of the Merger Agreement, the Series C Preferred Shares and the Warrants do not purport to be complete and each is qualified in its entirety by the provisions of

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the Merger Agreement, the Certificate of Designation and form of Warrant, each of which is filed as an exhibit hereto and is incorporated herein by reference.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this report or made from time to time by management of the Company, including expected results of operations, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: changes in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, continued availability of capital and financing, ability to develop and source merchandise, and other factors set forth in the Company's filings with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of the Businesses Acquired.


     The Company will file the financial statements of the businesses acquired by amendment to this report not later than 60 days after the filing of this report.

     (b)  Pro Forma Financial Information.

     The Company will file the pro forma financial information of the businesses acquired by amendment to this report not later than 60 days after the filing of this report.

     (c)  Exhibits       Description
          --------       -----------
          Exhibit 2.1    Agreement and Plan of Merger, dated October 15, 2001,
                         by and among the Company, iMaternity Acquisition Corp., eSpecialty Brands, LLC, Maternity Holding Corporation,
                         James R. Kirsch, William S. Kirsch, Daniel S. Kirsch, as Trustee of the Daniel S. Kirsch Trust dated October
                         8, 1986, Centre Capital Investors III, L.P., Centre
                         Capital Individual Investors III, L.P., Centre Capital
                         Offshore Investors III, L.P., Centre Capital Tax-Exempt
                         Investors III, L.P. and Centre Partners Coinvestment
                         III, L.P.

          Exhibit 4.9 Certificate of Designation for the Series C Cumulative Preferred Stock of the Company.

          Exhibit 4.10 Form of Warrant to Purchase Common Stock, dated October 17, 2001, issued by the Company to each of the Sellers.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.





Date: November 1, 2001                 MOTHERS WORK, INC.


                                       By: /s/ Rebecca C. Matthias
                                           -------------------------------------
                                           Rebecca C. Matthias
                                           President and Chief Operating Officer






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                                TABLE OF EXHIBITS

          Exhibit No.           Description
          -----------           -----------
          Exhibit 2.1           Agreement and Plan of Merger, dated October 15,
                                2001, by and among the Company, iMaternity
                                Acquisition Corp., eSpecialty Brands, LLC,
                                Maternity Holding Corporation, James R. Kirsch,
                                William S. Kirsch, Daniel S. Kirsch, as Trustee of the Daniel S. Kirsch Trust dated October 8,
                                1986, Centre Capital Investors III, L.P., Centre
                                Capital Individual Investors III, L.P., Centre
                                Capital Offshore Investors III, L.P., Centre
                                Capital Tax-Exempt Investors III, L.P. and
                                Centre Partners Coinvestment III, L.P.

          Exhibit 4.9 Certificate of Designation for the Series C Cumulative Preferred Stock of the Company.

          Exhibit 4.10 Form of Warrant to Purchase Common Stock, dated October 17, 2001, issued by the Company to each of the Sellers.






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